SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 6, 2002
(Date of earliest event reported)

Novatel Wireless, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	Commission File: 0-31659	86-0824673 (I.R.S. Employer Identification No.)

9360 Towne Centre Drive San Diego, California (Address of Principal Executive Offices)		92121 (Zip Code)

(858) 320-8800

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5. Other Events.
ITEM 7. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT 99.1

ITEM 5. Other Events.

General

     Novatel Wireless, Inc. filed with the Securities and Exchange Commission a registration statement on Form S-3 (Registration No. 333-100633) on October 18, 2002, as amended by Amendment No. 1 to Form S-3 filed on November 6, 2002 (collectively, the “Registration Statement”), under the Securities Act of 1933, as amended, relating to the resale by certain selling stockholders named therein of up to 1,486,864 shares of Novatel Wireless’s common stock. Updated risk factors contained in the prospectus forming part of the Registration Statement are attached as Exhibit 99.1 hereto and incorporated herein by reference.

ITEM 7. Financial Statements and Exhibits.

(c)  Exhibits.

     99.1 Risk Factors from the prospectus forming part of Novatel Wireless’s Registration Statement on Form S-3, as amended (Registration No. 333-100633).

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novatel Wireless, Inc.

Date: November 6, 2002	By:	/s/ MELVIN L. FLOWERS

		Name:	Melvin L. Flowers
		Title:	Senior Vice President, Finance, Chief Financial Officer and Secretary